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                                                                       EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                 June 20, 1996



Microelectronic Packaging, Inc.
9350 Trade Place
San Diego, CA  92126


             Re:  Microelectronic Packaging, Inc. Registration
                  Statement for Offering of 300,000 Shares of
                  Common Stock
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Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 300,000 shares of the Common Stock of Microelectronic Packaging, Inc. (the "Company") under the Company's 1993 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1993 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                          Very truly yours,


                          /s/ Brobeck, Phleger & Harrison LLP
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                          BROBECK, PHLEGER & HARRISON LLP